As filed with the Securities and Exchange Commission on April 5, 1996
                                                Registration No. 33-


             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549




                         FORM S-8
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


           METROMEDIA INTERNATIONAL GROUP, INC.
   (Exact name of registrant as specified in its charter)


        DELAWARE                              58-0971455
(State or other jurisdiction of              (IRS Employer
incorporation or organization)            Identification No.)


                      945 East Paces Ferry Road
                           Suite 2210
                      Atlanta, Georgia 30326
                        (404) 261-6190
      (Address of Principal Executive Offices) (Zip Code)

              METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC.
                            1994 STOCK OPTION PLAN


                    (Full titles of the plans)

                          Arnold L. Wadler
                Metromedia International Group, Inc.
                       c/o Metromedia Company
                       One Meadowlands Plaza
                 East Rutherford, New Jersey 07073
                  (Name and address of agent for service)
                              (201) 531-8000
       (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

Title of Each Class of       Amount to be        Proposed Maximum Offering         Proposed Maximum              Amount of
Securities to be Registered   Registered            Price Per Share(1)        Aggregate Offering Price(1)      Registration Fee
Common Stock, par value           593,783 (2)             $13.5625                      $8,053,181.90             $1610.64
$1.00 per share

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Common Stock, $1.00 per share par value ("Common Stock"), of Metromedia International Group, Inc. ("MIG") as reported on the American Stock Exchange Composite Tape on April 3, 1996.

(2) Consists of 593,783 shares of Common Stock to be issued to certain employees, agents and directors of, and consultants to, MIG's wholly-owned subsidiary, Metromedia International Telecommunications, Inc. ("MITI"), upon the exercise by such employees of options granted to them pursuant to the MITI 1994 Stock Option Plan, which options were converted into options to acquire shares of Common Stock in connection with the November 1, 1995 merger of MITI with and into a subsidiary of MIG
(the "MITI-MIG Merger").

                      EXPLANATORY NOTE


          The Section 10(a) prospectuses being delivered by Metromedia International Group, Inc. (the "Company") to participants in the Metromedia International Telecommunications, Inc. 1994 Stock Option Plan (the "MITI Stock Option Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") which have been reserved for issuance pursuant to the MITI Stock Option Plan. The information regarding the Plan required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Metromedia International Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-5706);

          2. The Company's Current Report on Form 8-K dated January 31, 1996 (File No. 1-5706); and

          3. The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A, dated November 1, 1995, including any amendment or report filed for the purpose of updating such description (File No. 1-5706).

		All other documents filed by the Company pursuant to Sections 13(a),
13(c), 14 or 15(d) of  the Securities  Act of 1934, as amended, subsequent to  the date of this registration statement and prior to the  filing  of a post-effective  amendment which indicates that all  securities  registered hereby have been sold or which deregisters all  securities then  remaining
unsold,  shall  be  deemed  to  be  incorporated  by   reference  in  this
registration  statement  and  to be part hereof from the date of filing of such documents.

Item 4.  	Description of Securities

		Not Applicable.

Item 5.	Interests of Named Experts and Counsel

		Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware Corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify its officers and directors against expenses actually and reasonably incurred by them in connection with an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith.

          Section 102(b)(7) of the Delaware Law further provides that a corporation in its certificate of incorporation may eliminate or limit the personal liability of its directors to the corporation or its stockholders for breach of their fiduciary duties in certain circumstances.

          In accordance with Section 145 of the Delaware Law, the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that such officer or director was acting in such capacity to the extent not prohibited by law.

          In addition, as permitted by Section 102(b)(7) of the Delaware Law, the Company's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware Law. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any such actions involving gross negligence.

          In addition, in accordance with the Delaware Law and pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under the Delaware Law.

          The Company has entered into agreements (the "Indemnification Agreements") with certain directors and officers of the Company (the
"Indemnified Parties") which require the Company to indemnify each Indemnified Party against, and to advance expenses incurred by each Indemnified Party in the defense of, any claim arising out of his or her employment to the fullest extent permitted under law. The
Indemnification Agreements also provide, among other things, for (i) advancement by the Company of expenses incurred by the director or officer in defending certain litigation, (ii) the appointment of an independent legal counsel to determine whether the director or officer is
entitled to indemnity and (iii) the continued maintenance by the Company of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These Indemnification Agreements were approved by the stockholders at the Company's 1993 Annual Meeting of Stockholders.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.   EXHIBITS

EXHIBITS

4.1  --   Restated  Certificate  of  Incorporation  of  the  Company,  as
          amended (incorporated by reference from the Company's Registration Statement on Form S-3 (Registration No. 33-63853)).

4.2  --   By-laws of the Company, as amended  (incorporated  by  reference
          from   the   Company's   Registration   Statement  on  Form  S-3
          (Registration No. 33-63853)).

5.1  --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered.

23.1 --   Consent of KPMG Peat Marwick LLP.

23.2 -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5).

24   --   Power of Attorney (included on signature page).

Item 9.   UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, State of New Jersey, on April 5, 1996.

                         METROMEDIA INTERNATIONAL GROUP, INC.


                         By: /S/ ARNOLD L. WADLER
                              ------------------------------------------
                              Arnold L. Wadler
                              Senior Vice President, General  Counsel and
                              Secretary


          We, the undersigned officers and directors of Metromedia International Group, Inc., hereby severally constitute Silvia Kessel, Arnold L. Wadler and Robert A. Maresca our true and lawful attorneys, and each of them singly, with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable
Metromedia International Group, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:




     SIGNATURES                  TITLE                   DATE

 /s/  John W. Kluge       Chairman of the Board       April 5, 1996
- -----------------------
John W. Kluge


 /s/ Stuart Subotnick     Vice Chairman of the Board  April 5, 1996
- -----------------------
 Stuart Subotnick

 /s/ John D. Phillips     President, Chief Executive  April 5, 1996
- -----------------------   Officer and Director
 John D. Phillips         (Principal Executive
                          Officer)


 /s/ Silvia Kessel        Senior Vice President,      April 5, 1996
- -----------------------   Chief Financial Officer,
     Silvia Kessel        Treasurer and Director
                          (Principal Financial
                          Officer)


 /s/ Robert A. Maresca    Senior Vice President       April 5, 1996
- -----------------------   (Principal Accounting
  Robert A. Maresca       Officer)


 /s/ Arnold L. Wadler     Senior Vice President,      April 5, 1996
- -----------------------   General Counsel and
 Arnold L. Wadler         Director


 /s/ John P. Imlay, Jr.   Director                    April 5, 1996
- -----------------------
   John P. Imlay, Jr.


 /s/ Clark A. Johnson     Director                    April 5, 1996
- -----------------------
 Clark A. Johnson


 /s/ Carl E. Sanders      Director                    April 5, 1996
- -----------------------
Carl E. Sanders


 /s/ Richard J. Sherwin   Director                    April 5, 1996
- -----------------------
   Richard J. Sherwin


 /s/ Leonard White        Director                    April 5, 1996
- -----------------------
     Leonard White

                  INDEX TO EXHIBITS



EXHIBITS

4.1   --  The Restated Certificate of Incorporation of the
          Company, as amended (incorporated by reference from the Company's Registration Statement on Form
          S-3 (Registration No. 33-63853)).

4.2 -- The By-laws of the Company (incorporated by reference from the Company's Registration
          Statement on Form S-3 (Registration No. 33-
          63853)).

5.1   --  Opinion of Paul, Weiss Rifkind, Wharton &
          Garrison, counsel to the Company, regarding the legality of the Common Stock being registered.

23.1  --  Consent of KPMG Peat Marwick LLP.

23.2  --  Consent of Paul, Weiss, Rifkind, Wharton &
          Garrison (included in Exhibit 5).

24    --  Power of Attorney (included on signature page).